Exhibit 99.1

Hydrocarb Energy Implements Strategic Financing

New financing to target development and acquisition

HOUSTON, TEXAS--(PR Newswire)—March 11, 2015, Hydrocarb Energy Corporation (OTCQB:HECC) announced that it has raised approximately $0.96 million dollars of strategic cash pursuant to its financing plan initiated earlier this year.   Information regarding the specific terms of the fund raising are described in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2015.  The plan is designed to raise immediate cash and position the company to execute a larger financing in the future.  It is expected that a larger financing would provide development capital for the company’s producing assets in Galveston Bay and also provide a credit line available to use for producing property acquisitions.

 On February 26, 2015 the company reported reserve increases with net present value (NPV) 10% discount rates rising to $55.9 million.  This was a 20.6% increase over the reported reserves from July 2014.  The January reserve report evaluated all of the company’s proved reserves including undeveloped proved reserves.  It was also reported that the company’s probable reserve drilling prospects, in addition to its current proved reserves, hold the potential to increase by another 200%.

When asked to comment, Kent P. Watts, Hydrocarb’s Chief Executive Officer said, “We are in the process of raising strategic cash to enhance our current liquidity.  We are also working on a major financing that we hope to use to pay off all current debtors and put a reserve development loan in place to go after production and reserve increases.”   Mr. Watts continued, “Obtaining the future financing together with our company’s technical experience and talent as an operator in Texas, should also give us substantial opportunities to acquire additional producing properties going forward.”

About Hydrocarb: Hydrocarb Energy Corporation is a publicly-traded Domestic and International Energy Exploration and Production Company targeting major under-explored oil and gas projects in emerging, highly prospective regions of the world. With exploration concessions in Africa and domestic production in Galveston Bay, we maintain offices in Houston, Texas, and Windhoek, Namibia.

Forward-looking Statements

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements.  Although the company believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  Forward-looking statements are subject to risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause the company to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in the company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the company. The company's SEC filings are available at http://www.sec.gov.

Contact:
PCG Advisory Group, LLC
Scott Powell, +1-646-780-8850
Managing Director
spowell@pcgadvisory.com
www.pcgadvisory.com

Contact:	Kent P. Watts, CEO 800 Gessner, Suite 375 Houston, Texas 77024